ADDENDUM TO MASTER GLOBAL CUSTODY AGREEMENT

The undersigned Columbia Funds Series Trust I, on behalf of each of its series listed on attached Appendix A (each, a “Customer”), formed under the laws of the Commonwealth of Massachusetts as a business trust with a place of business at 50606 Ameriprise Financial Center, Minneapolis, MN 55474, hereby requests the securities custody services of JPMorgan Chase Bank, N.A., and Customer, by its signature below, agrees to the terms and conditions of that certain Second Amended and Restated Master Global Custody Agreement, dated March 7, 2011 (the “Agreement”), with JPMorgan Chase Bank, N.A. on behalf of each of the Funds listed on Schedule A thereto, which such Schedule A is hereby amended with the addition of the Customer pursuant to this addendum. Notwithstanding anything in the Agreement to the contrary, each of Customer and Bank hereby agree that Customer shall (i) be an Additional Customer, as such term is defined in the Agreement) and (ii) not be subject to the Initial Term (as defined in the Agreement) or the early termination fee set forth in Section 9 of the Agreement, and (iii) be entitled to terminate the Agreement upon 60 days’ written notice to JPMorgan Chase Bank, N.A. (unless entitled to a shorter notice period pursuant to Section 9.1(b)).

COLUMBIA FUNDS SERIES TRUST I, ON BEHALF OF EACH SERIES LISTED ON APPENDIX A

By:	/s/ Amy K. Johnson
Name:	Amy K. Johnson
Title:	Vice President
Date:	March 9, 2012

JPMORGAN CHASE BANK, N.A.

By:	/s/ Denis Burchell
Name:	Denis Burchell
Title:	Vice President
Date:	March 9, 2012

APPENDIX A

Columbia Funds Series Trust I

Active Portfolios Multi-Manager Alternative Strategies Fund

Active Portfolios Multi-Manager Core Plus Bond Fund

Active Portfolios Multi-Manager Small Cap Equity Fund

Columbia Active Portfolios – Select Large Cap Growth Fund

ADDENDUM TO MASTER GLOBAL CUSTODY AGREEMENT

The undersigned Columbia Funds Series Trust I, on behalf of Columbia Risk Allocation Fund (“Customer”), formed under the laws of the Commonwealth of Massachusetts as a business trust with a place of business at 50606 Ameriprise Financial Center, Minneapolis, MN 55474, hereby requests the securities custody services of JPMorgan Chase Bank, N.A., and Customer, by its signature below, agrees to the terms and conditions of that certain Second Amended and Restated Master Global Custody Agreement, dated March 7, 2011 (the “Agreement”), with JPMorgan Chase Bank, N.A. on behalf of each of the Funds listed on Schedule A thereto, which such Schedule A is hereby amended with the addition of the Customer pursuant to this addendum. Notwithstanding anything in the Agreement to the contrary, each of Customer and Bank hereby agree that Customer shall (i) be an Additional Customer, as such term is defined in the Agreement) and (ii) not be subject to the Initial Term (as defined in the Agreement) or the early termination fee set forth in Section 9 of the Agreement, and (iii) be entitled to terminate the Agreement upon 60 days’ written notice to JPMorgan Chase Bank, N.A. (unless entitled to a shorter notice period pursuant to Section 9.1(b)).

COLUMBIA FUNDS SERIES TRUST I, ON BEHALF OF COLUMBIA RISK ALLOCATION FUND

By:	/s/ Amy K. Johnson
Name:	Amy K. Johnson
Title:	Vice President
Date:	June 11, 2012

JPMORGAN CHASE BANK, N.A.

By:	/s/ Mark D. Trivedi
Name:	Mark D. Trivedi
Title:	Managing Director
Date:	June 12, 2012

ADDENDUM TO MASTER GLOBAL CUSTODY AGREEMENT

The undersigned Columbia Funds Series Trust I, on behalf of each of its series listed on attached Appendix A (“Customer”), formed under the laws of the Commonwealth of Massachusetts as a business trust with a place of business at 50606 Ameriprise Financial Center, Minneapolis, MN 55474, hereby requests the securities custody services of JPMorgan Chase Bank, N.A., and Customer, by its signature below, agrees to the terms and conditions of that certain Second Amended and Restated Master Global Custody Agreement, dated March 7, 2011 (the “Agreement”), with JPMorgan Chase Bank, N.A. on behalf of each of the Funds listed on Schedule A thereto, which such Schedule A is hereby amended with the addition of the Customer pursuant to this addendum. Notwithstanding anything in the Agreement to the contrary, each of Customer and Bank hereby agree that Customer shall (i) be an Additional Customer, as such term is defined in the Agreement) and (ii) not be subject to the Initial Term (as defined in the Agreement) or the early termination fee set forth in Section 9 of the Agreement, and (iii) be entitled to terminate the Agreement upon 60 days’ written notice to JPMorgan Chase Bank, N.A. (unless entitled to a shorter notice period pursuant to Section 9.1(b)).

COLUMBIA FUNDS SERIES TRUST I, ON BEHALF OF EACH SERIES LISTED ON APPENDIX A

By:	/s/ Amy K. Johnson
Name:	Amy K. Johnson
Title:	Vice President
Date:	February 25, 2014

JPMORGAN CHASE BANK, N.A.

By:	/s/ Anna Maria Calla Minniti
Name:	Anna Maria Calla Minniti
Title:	Vice President
Date:	February 26, 2014

APPENDIX A

Columbia Funds Series Trust I

Columbia Diversified Real Return Fund

Columbia Global Inflation-Linked Bond Plus Fund